Exhibit 4.4

GEOEYE, INC. NUMBER SHARES GEO INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 37250W 10 8 THIS CERTIFIES THAT Is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF GEOEYE, INC. Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK (NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE GEOEYE, INC CORPORATE SEAL DELAWARE SECRETARY PRESIDENT